Exhibit 99.7

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements have been prepared in accordance with guidelines specified by Article 11 of Regulation S-X. Specifically, the Unaudited Condensed Combined Statements of Operations for the twelve months ended December 31, 2014 and the three months ended March 31, 2015, have been prepared as if the offering of our 6.00% Convertible Senior Notes due 2021, the contemplated use of the estimated net proceeds therefrom, the entry by Bacterin International Holdings, Inc. (“Bacterin”) into an amended and restated credit agreement (the “New Facility”), which replaces its existing credit agreement (the “Existing Facility”), the extinguishment of X-spine Systems, Inc.’s (“X-spine”) existing revolving line of credit (the “X-spine Revolver”) and the combination of Bacterin and X-spine occurred on January 1, 2014, and include all adjustments that (i) are deemed to be directly attributable to the contemplated transactions and (ii) are factually supportable. The Unaudited Condensed Combined Balance Sheet as of March 31, 2015 has been prepared as if these transactions occurred as of March 31, 2015 and include all adjustments that (a) are deemed to be directly attributable to the contemplated transactions, (b) have a continuing impact on our financial statements, and (c) are factually supportable.

The transactions are more fully described in Note 1 hereto. The pro forma adjustments are based upon various estimates and assumptions that our management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The unaudited pro forma financial statements do not reflect any future operating efficiencies, associated cost savings or possible integration costs that may occur related to the combination of Bacterin and X-spine.

The unaudited pro forma financial statements are included for informational purposes only and do not purport to reflect our results of operations or financial position that would have occurred had we operated as a public company or as a group of companies during the periods presented. The unaudited pro forma financial statements should not be relied upon as being indicative of our financial condition or results of operations had the transactions occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of Bacterin, appearing in Bacterin’s public filings available on www.sec.gov, and X-spine, appearing elsewhere in this Current Report on Form 8-K.

BACTERIN INTERNATIONAL HOLDINGS, INC.

Unaudited Pro Forma Combined Statements of Operations

	For the Twelve Months Ended December 31, 2014
	Bacterin	X-Spine Systems Inc.	Pro Forma Adjustments			Pro Forma
Revenue
Tissue and medical device sales	$34,569,160	$42,144,675	$			$76,713,835
Royalties and other	762,652	68,343				830,995
Total revenue	35,331,812	42,213,018		0		77,544,830
Cost of sales	13,034,314	14,488,855				27,523,169
Gross profit	22,297,498	27,724,163		0		50,021,661
Operating expenses
General and administrative	8,886,972	4,731,252				13,222,774
				(395,450)	(a)
Sales and marketing	16,912,865	15,865,370				32,778,235
Research and development	1,443,018	2,140,450				3,583,468
Depreciation and amortization	271,748			395,450	(a)	4,630,917
				3,963,719	(b)
Impairment of assets	912,549					912,549
Non-cash consulting expense	135,075			—		135,075
Total operating expenses	28,562,227	22,737,072		3,963,719		55,263,018
Income (loss) from operations	(6,264,729)	4,987,091		(3,963,719)		(5,241,357)
Other income (expense)
Interest expense	(5,660,357)	(593,593)		(11,607,172)	(c)	(11,607,172)
				6,253,950	(d)
Change in warrant derivative liability	1,736,053			—		1,736,053
Other income (expense)	(318,836)					(318,836)
Total other income (expense)	(4,243,140)	(593,593)		(5,353,222)		(10,189,955)
Net gain (loss) from operations before (provision) benefit for income taxes	$(10,507,869)	$4,393,498		$(9,316,941)		$(15,431,312)
Current		(112,337)				(112,337)
Deferred
Net income (loss)	$(10,507,869)	$4,281,161		$(9,316,941)		$(15,543,649)
Net loss per share:
Basic	$(1.76)					$(1.52)
Dilutive	$(1.76)					$(1.52)
Shares used in the computation:
Basic	5,954,195			4,250,000	(e)	10,204,195
Dilutive	5,954,195			4,250,000	(e)	10,204,195

BACTERIN INTERNATIONAL HOLDINGS, INC.

Unaudited Pro Forma Combined Statements of Operations

	For the Three Months Ended March 31, 2015
	Bacterin	X-Spine Systems Inc.	Pro Forma Adjustments			Pro Forma
Revenue
Tissue and medical device sales	$9,277,047	$12,170,571	$			$21,447,618
Royalties and other	226,067	54,676				280,743
Total revenue	9,503,114	12,225,247				21,728,361
Cost of sales	3,472,477	4,290,544				7,763,021
Gross profit	6,030,637	7,934,703				13,965,340
Operating expenses
General and administrative	2,425,167	1,623,661				3,914,271
				(134,557)	(a)
Sales and marketing	4,713,672	4,859,570				9,573,242
Research and development	433,561	608,343				1,041,904
Depreciation and amortization	124,111	—		134,557	(a)	1,374,481
				1,115,813	(b)
Non-cash consulting expense	66,796	—		—		66,796
Total operating expenses	7,763,307	7,091,574		1,115,813		15,970,694
Gain (loss) from operations	(1,732,670)	843,129		(1,115,813)		(2,005,354)
Other income (expense)
Interest expense	(1,435,578)	(79,674)		(2,992,081)	(c)	(2,992,081)
				1,515,252	(d)
Change in warrant derivative liability	(462,208)	—		—		(462,208)
Non-cash consideration associated stock agreement	(558,185)	—		—		(558,185)
Other income (expense)	11,837	—				11,837
Total other income (expense)	(2,444,134)	(79,674)		(1,476,829)		(4,000,637)
Net gain (loss) from operations before (provision) benefit for income taxes	$(4,176,804)	$763,455		$(2,592,642)		$(6,005,991)
Benefit (provision) for income taxes
Current		(24,932)		—		(24,932)
Deferred				—		—
Net income (loss)	$(4,176,804)	$738,523		$(2,592,642)		$(6,030,923)
Net loss per share:
Basic	$(0.62)					$(0.55)
Dilutive	$(0.62)					$(0.55)
Shares used in the computation:
Basic	6,689,530			4,250,000	(e)	10,939,530
Dilutive	6,689,530			4,250,000	(e)	10,939,530

BACTERIN INTERNATIONAL HOLDINGS, INC.

Unaudited Pro Forma Combined Balance Sheet

	As of March 31, 2015
	Bacterin	X-Spine Systems Inc.	Combined before Adj's	Pro Forma Adjustments		Pro Forma
Current Assets:
Cash and cash equivalents	$2,899,557	$3,000	$2,902,557			$8,132,557
				5,230,000	(a)
Trade accounts receivable	5,495,667	6,389,952	11,885,619			11,885,619
Inventories, net	9,710,580	12,644,228	22,354,808			22,354,808
Prepaid and other current assets	885,359	107,668	993,027	(223,410)	(b)	1,273,617
				72,000	(c)
				432,000	(d)
Total Current Assets	18,991,163	19,144,848	38,136,011	5,510,590		43,646,601
Non-current inventories	1,787,061	0	1,787,061			1,787,061
Property and equipment, net	4,503,132	7,956,901	12,460,033			12,460,033
Intangible assets, net	621,126	667,753	1,288,879	(667,753)	(e)	43,814,626
				43,193,500	(f)
Goodwill	0	0	0	21,777,112	(f)	21,777,112
Other assets	1,502,333	0	1,502,333	(744,698)	(b)	2,773,635
				288,000	(c)
				1,728,000	(d)
Total Assets	$27,404,815	$27,769,502	$55,174,317	$71,084,751		$126,259,068
Liabilities and Equity
Accounts payable	4,412,385	4,212,423	8,624,808			8,624,808
Accounts payable – related party	327,641	0	327,641			327,641
Accrued liabilities	2,645,346	2,184,938	4,830,284			4,830,284
Warrant derivative liability	1,782,579	0	1,782,579			1,782,579
Current portion of capital lease obligations	30,914	0	30,914			30,914
Current portion of royalty liability	1,109,750	0	1,109,750	(1,109,750)	(b)	0
Current portion of long-term debt	51,574	0	51,574			51,574
Current Liabilities	10,360,189	6,397,361	16,757,550	(1,109,750)		15,647,800
Capital lease obligation, less current portion	6,529	0	6,529			6,529
Long-term royalty liability, less current portion	6,228,293	0	6,228,293	(6,228,293)	(b)	(0)
Long-term debt, less current portion	21,281,052	0	21,281,052	42,000,000	(h)	43,261,478
				(24,000,000)	(h)
				(700,000)	(b)
				4,680,426	(b)
Revolving line of credit	0	11,950,057	11,950,057	(11,950,057)	(g)	0
Convertible long-term debt	0	0	0	65,000,000	(i)	65,000,000
Long-Term Liabilities	27,515,874	11,950,057	39,465,931	68,802,076		108,268,007
Total Liabilities	$37,876,063	$18,347,418	$56,223,481	$67,692,326		$123,915,807
Preferred stock, par value	—	100,000	100,000	(100,000)	(j)	0
Common stock, par value	7	1,000,000	1,000,007	4	(k)	11
				(1,000,000)	(j)
Additional paid-in capital	64,572,987	350,000	64,922,987	13,174,996	(k)	77,747,983
				(350,000)	(j)
Accumulated deficit	(75,044,242)	7,972,084	(67,072,158)	(7,972,084)	(j)	(75,404,733)
				2,389,509	(l)
				(2,750,000)	(m)
Total stockholders' equity	(10,471,248)	9,422,084	(1,049,164)	3,392,425		2,343,261
Total Liabilities and Equity	$27,404,815	$27,769,502	$55,174,317	$71,084,751		$126,259,068

Bacterin International Holdings, Inc.
Notes to Unaudited Pro Forma Financial Statements

(1)  Basis of Pro Forma Presentation

For purposes of pro forma presentation, the acquisition date of X-spine is assumed to be the following for each of the respective financial statements:

•	For the purposes of the Unaudited Condensed Combined Statement of Operations for the twelve months ended December 31, 2014 and the three months ended March 31, 2015, the acquisition date has been assumed to be January 1, 2014; and
•	For the purposes of the Unaudited Condensed Combined Balance Sheet as of March 31, 2015, the acquisition date has been assumed to be March 31, 2015.

In conjunction with the acquisition of X-spine, the following equity and debt instruments are anticipated to be issued or established:

•	4,250,000 shares of common stock of Bacterin;
•	$42 million in long-term debt incurred pursuant to the New Facility, with a maturity July 2020, an annual interest rate of 14% plus LIBOR (minimum 1%); and
•	$65 million in convertible debt with a maturity July 2021 (for purposes of pro forma presentation the annual interest rate is assumed to be 7%).

The incurrence of the $42 million in long-term debt will replace the Existing Facility of $24 million for an incremental increase of $18 million.

For purposes of these unaudited pro forma condensed combined financial statements, it has been assumed that the proceeds associated with long-term debt and convertible long-term debt instruments have been received as of the acquisition date(s). These instruments are subject to investor acceptance.

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities of X-spine have been adjusted to their fair values as of March 31, 2015.

Fair Value as of March 31, 2015

X-spine tangible assets		$27,101,749
X-spine tangible liabilities		(6,397,361)
X-spine revolving line of credit		(11,950,057)
Net tangible assets		8,754,331
Goodwill		21,777,112
Identifiable intangible assets
Tradename	$4,543,300
Technology	28,698,700
Non-compete	40,500
Customer relationship	9,911,000	43,193,500
Cash	60,549,943
Stock (4,250,000 shares of common stock)	13,175,000
Consideration – stock and cash		$73,724,943

Bacterin International Holdings, Inc.
Notes to Unaudited Pro Forma Financial Statements

(1)  Basis of Pro Forma Presentation  – (continued)

A fair market value of $8.8 million has been assigned to net tangible assets acquired. The difference between the fair market value of the net tangible assets and the consideration given have been allocated between (i) identifiable intangible assets (technology, trademarks, customer relationships and non-compete agreements) which will be amortized over three (3) to fourteen (14) years and (ii) goodwill, which in accordance with the ASC No. 805 Business Combinations, will not be amortized but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.

Acquisition-related costs are estimated to be $2.8 million for the period ended March 31, 2015.

(2)  Pro Forma Presentation Adjustments and Assumptions

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Condensed Combined Balance Sheet

a)	To record cash and cash equivalents, which is the excess of consideration given less net term debt, convertible debt and equity issued.
b)	To eliminate the long-term debt discount, royalty liability and debt penalty fee associated with the extinguishment of the Existing Facility.
c)	To record that portion of the third party fees incurred in conjunction with the acquisition of X-spine associated with the issuance with the New Facility.
d)	To record that portion of the third party fees incurred in conjunction with the acquisition of X-spine associated with the fair market value of the convertible notes classified as part of long-term debt.
e)	To eliminate the historical intangible assets of X-spine.
f)	To record the identifiable intangible assets and goodwill associated with the acquisition of X-spine.
g)	To record the extinguishment of the X-spine Revolver which will be paid off with the incurrence of new debt associated with the acquisition of X-spine.
h)	To record the entry into the New Facility associated with the acquisition of X-spine and the extinguishment of the Existing Facility.
i)	To record the issuance of the fair market value of the convertible notes classified as part of long-term debt.
j)	To eliminate the sellers’ portion of Stockholders’ equity.
k)	To record the values associated with common stock and additional paid-in capital associated with the approximately 4,250,000 shares of common stock issued to sellers as part of the consideration for X-spine.
l)	To record the gain associated with the extinguishment of the Existing Facility.
m)	To record that portion of the third party fees incurred in conjunction with the acquisition of X-spine.

Bacterin International Holdings, Inc.
Notes to Unaudited Pro Forma Financial Statements

(2)  Pro Forma Presentation Adjustments and Assumptions  – (continued)

Pro Forma Adjustments to the Condensed Combined Statements of Operations

a)	To reclassify amortization and depreciation from General and administrative expense to Depreciation and amortization expense which is the financial reporting presentation used by Bacterin for the three months ended March 31, 2015 and for the twelve months ended December 31, 2014.
b)	To record amortization of Identifiable intangible assets expense for the three months ended March 31, 2015 and for the twelve months ended December 31, 2014.
c)	To record the interest expense associated with the entry into the New Facility and the issuance of convertible debt securities associated with the acquisition of X-spine for the three months ended March 31, 2015 and for the twelve months ended December 31, 2014.
d)	To reverse out the interest expense associated with the Existing Facility and the X-spine Revolver which has been extinguished with the issuance of the New Facility and of the new convertible debt associated with the acquisition of X-spine for the three months ending March 31, 2015 and for the twelve months ending December 31, 2014.
e)	To reflect the shares of common stock issued as consideration for the acquisition.